    As filed with the Securities and Exchange Commission on January 17, 2002

                                                    Registration No. ___-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 eUniverse, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

              Nevada                                      06-1556248
 (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                      Identification No.)

       6300 WILSHIRE BOULEVARD, SUITE #1700, LOS ANGELES, CALIFORNIA 90048
                    (Address of Principal Executive Offices)

                             1999 Stock Awards Plan
                            (Full Title of the Plan)

                               Christopher S. Lipp
                  Secretary, Vice President and General Counsel
                      6300 Wilshire Boulevard, Suite #1700
                          Los Angeles, California 90048
                                 (323) 658-9089
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:

                           Christopher G. Martin, Esq.
                          Martin, Lucas & Chioffi, LLP
                               1177 Summer Street
                           Stamford, Connecticut 06905
                                 (203) 324-4200

===============================================================================


                           CALCULATION OF REGISTRATION FEE
==============================================================================================
  Title of            Amount              Proposed             Proposed            Amount of
Securities to         to be           Maximum Offering     Maximum Aggregate     Registration
be Registered     Registered(1)      Price Per Share(2)    Offering Price(2)          Fee
----------------------------------------------------------------------------------------------
Common Stock,
$0.01 per share
par value          9,000,000             $6.63                $59,670,000          $5,489.64


(1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of the anti-dilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to these shares of Common Stock being registered have been based on the average of the bid and asked prices of the Common Stock as reported on the Nasdaq Small Cap Market as of January 11, 2002.

                                 eUNIVERSE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by eUniverse, Inc., the registrant, are incorporated as of their respective dates in this Registration Statement by reference:

          A. The registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as amended.

          B. The registrant's Quarterly Reports on Form 10-Q, as amended if applicable, for the three month periods ended June 30, 2001 and September 30, 2001.

          C. The registrant's Current Reports on Form 8-K filed with the Commission on November 7, 2001 and January 10, 2002.

          D. Description of the registrant's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on June 14, 1999, as amended (No. 00-26355), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

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Item 6. Indemnification of Directors and Officers.

         The following discussion of indemnification summarizes the indemnification provisions contained in, and is limited by reference to, Sections 78.7502 and 78.751 of the Nevada Revised Statutes, provisions of the registrant's Bylaws and the registrant's Articles of Incorporation and any amendments thereto.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is (a) is individually liable to the corporation or its stockholders as a result of any act or failure to act in his capacity as a director unless it is proven that (i) his act constituted a breach of his fiduciary duties as a director or officer and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (b) that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; or (c) that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or
(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

         Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as a court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter related thereto, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Any discretionary indemnification pursuant to the provisions set forth above, unless ordered by a court or advanced pursuant to the next succeeding paragraph, may be made by the corporation only as authorized in the specific case upon the determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made
(a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         The indemnification pursuant to the provisions set forth above and advancement of expenses authorized in or ordered by a court does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the provisions set forth above or for the advancement of expenses made pursuant to the preceding paragraph, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. This indemnification and advancement of expenses continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators.

ARTICLES OF INCORPORATION

         Article Twelfth of the Articles of Incorporation of the registrant provides as follows with respect to indemnification of Directors and Officers:

         "TWELFTH. INDEMNIFICATION: The corporation shall indemnify and hold harmless the Officers and Directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted under the general corporation Law of the state of Nevada."

BYLAWS

         Article XII of the Bylaws of the registrant provides as follows with respect to indemnification of Officers and Directors:

         "Section 1. Exculpation. No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

         Section 2. Indemnification. Each Director and Officer of the Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation to the fullest extent permitted from time to time by the Nevada Revised Statutes against all reasonable costs, expenses and liabilities (including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to his legal representatives' benefit.

         Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this article XII."

         Provided the terms and conditions of the applicable provisions under Nevada law, the registrant's Articles of Incorporation and Bylaws are met, officers, directors, employees and agents of the registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.

         In addition, the registrant has obtained directors' and officers' insurance providing indemnification for the registrant's directors, officers and certain employees for certain liabilities.

         The limitation of liability and indemnification provisions in the registrant's Amended and Restated Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the registrant and its shareholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.


         Exhibit
         Number               Description
         -------              -----------
         5.1         Opinion of counsel as to legality of securities being registered.

         10.1        1999 Stock Awards Plan. (1)

         23.1        Consent of independent auditors.

         23.2        Consent of counsel (contained in Exhibit 5.1).

         24.1        Power of Attorney (see page II-10).


-----------------------
(1) Incorporated by reference to Appendix B filed with the registrant's Schedule 14A filed with the Commission on November 1, 2000.

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
                         of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on this 17th day of January, 2002.

                                      eUniverse, Inc.


                                      By:  /s/ Christopher S. Lipp
                                           -----------------------
                                           Christopher S. Lipp
                                           Secretary, Vice President
                                           and General Counsel

         The undersigned officers and directors of eUniverse, Inc., a Nevada corporation, hereby severally constitute and appoint Christopher S. Lipp, Brett
C. Brewer and Brad D. Greenspan, and each of them, our true and lawful attorney and agent with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-8 filed herewith and any additional registration statements filed under Rule 462(b) to register additional shares, and to execute any and all other instruments which said attorney and agent determine to be necessary or advisable, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission, in connection with this Registration Statement, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the dates indicated below. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Brad D. Greenspan
---------------------
Brad D. Greenspan
Chief Executive Officer and Chairman of the Board of Directors
(principal executive officer)
Date:  January 17, 2002


/s/ Joseph L. Varraveto
---------------------------------
Joseph L. Varraveto
Chief Financial Officer
(principal financial officer and principal accounting officer)
Date: January 17, 2002


/s/ Brett C. Brewer
---------------------------------
Brett C. Brewer
President and Director
Date: January 17, 2002


/s/ Daniel L. Mosher
---------------------------------
Daniel L. Mosher
Director
Date: January 17, 2002


/s/ Thomas Gewecke
---------------------------------
Thomas Gewecke
Director
Date: January 17, 2002